EXHIBIT 10.7

                            NINTH AMENDMENT TO LEASE

      This Ninth Amendment to Lease Agreement is entered into as of April 26, 2004 ("Reference Date"), by and between JANE CROCKER, FORMERLY JANE C. JACOBS, AS TRUSTEE UNDER THE JANE C. JACOBS TRUST AGREEMENT DATED OCTOBER 5, 1990 ("Crocker") and NORMAN E. MACK AY ("MacKay") (Crocker and MacKay hereinafter collectively referred to as "Landlord") and TEGAL CORPORATION, A DELAWARE CORPORATION ("Tenant"), with reference to the following facts:

                                    RECITALS:

      A. WHEREAS, the Premises as defined below are currently leased to Tenant by Landlord pursuant to that certain Lease Agreement dated as of August 15, 1986 ("Original Lease") as the Original Lease was amended numerous times through and including the last amendment entitled Eighth Amendment to Lease Agreement dated as of January 12, 2004. The Amendments and the Original Lease are collectively referred to as the "Lease."

      B. WHEREAS, the Premises consist of an approximate 47,464 square feet portion of an approximately 120,000 square feet building located at 2201 South McDowell Boulevard in Petaluma, California ("Premises").

      C. WHEREAS, Tenant desires to add approximately 9,954 square feet of additional space to the Premises under Lease for such area known as the "Additional Expansion Space" ("Additional Expansion Space").

      D. WHEREAS, Landlord approves of Tenant's request to occupy and lease such Additional Space as of May 1, 2004 and thereafter as hereinafter set forth..

      E. WHEREAS, Landlord and Tenant desire to modify and amend certain provisions of the Lease as hereinafter set forth. NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, the parties agree, as follows:

      1. RECITALS. The Recitals set forth above are incorporated herein by reference into this Ninth Amendment to Lease as though set forth at length herein.

      2. PREMISES. The Premises shall be modified and increased to add approximately 9,954 square feet of area cross-hatched on EXHIBIT A hereto (the content of which is incorporated herein by reference) bringing the total area of the Premises under the Lease, as hereby amended, to approximately 57,418 square feet and hereinafter all references to the Premises shall be to said 57,418 square feet. The effective date of the addition of such Additional Expansion Space to the area of the Premises for all purposes under the Lease shall be May 1, 2004.

      3. BASIC RENT.* As a result of the addition of said 9,954 square feet of Additional Expansion Space to the Premises, Basic Rent commencing on May 1, 2004 for the Premises shall be, as follows:

                                   MONTHLY           ANNUAL
              PERIOD               BASIC RENT        BASIC RENT
              ------               ----------        ----------
     5-1-2004 thru 12-31-2004      $72,174.43        $577,395.44 (8 months)
     1-1-2005 thru 12-31-2005      $74,339.66        $892,075.92
     1-1-2006 thru 12-31-2006      $76,569.85        $918,838.20
     1-1-2007 thru 12-31-2007      $78,866.95        $946,403.40
     1-1-2008 thru 12-31-2008      $81,232.96        $974,795.52
     1-1-2009 thru 12-31-2009      $83,669.95      $1,004,039.40

      *NOTE: Section 3 of the Eighth Amendment to Lease is hereby deleted and superseded by the new Basic rent Schedule set forth above.


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

      4. TENANT'S SHARE. Section 4 of the Eighth Amendment to Lease is hereby modified by deleting "39.55%" and inserting in its place "47.85%."

      5. NO LANDLORD' WORK. Landlord shall not be obligated to make any alterations to the Additional Expansion Space in connection with this Ninth Amendment. Tenant hereby takes the Additional Expansion Space in its "AS IS," "WHERE IS" condition. Tenant shall be allowed to use the cubicles, tables, chairs, furniture and other personal property located in the said Additional Expansion Space with the understanding that such personal property belongs to Landlord pursuant to the terms of paragraph 10 to that Seventh Amendment to Lease and the Bill of Sale which is EXHIBIT B to such Seventh Amendment to Lease between the parties and that at the termination of the Lease, or earlier surrender of the Additional Expansion Space to Landlord, that such personal property shall remain in such space or be removed by Tenant at the sole election of Landlord without cost to Landlord.

      6. BROKERAGE COMMISSIONS. Tenant warrants that it has not had any dealings with any real estate brokers, leasing agents, salesmen, or incurred any obligations for the payment of real estate brokerage commissions or finder's fees which would be earned or due and payable by reason of the execution of this Ninth Amendment. Landlord warrants that it has not had any dealings with any real estate brokers, leasing agents, salesmen, or incurred any obligations for the payment of real estate brokerage commissions or finder's fees which would be earned or due and payable by reason of the execution of this Ninth Amendment

      In the event that any person or broker makes a claim for such a commission based upon any contact, dealings or communication, the party whose conduct is the basis for the making of such claim shall indemnify, defend and hold harmless the other party against and from any commission, fee, liability, damage, cost and expense, including, without limitation, attorney's fees arising out of or resulting from any such claim.

      7. FULL FORCE AND EFFECT. Except as supplemented and/or modified by this Ninth Amendment, to the best of Landlord's and Tenant's knowledge, this Lease is in full force and effect and neither party has any defenses to the enforcement of this Lease.

      8. ENTIRETY. Except as provided in this Ninth Amendment, this Lease is the entire agreement between the parties and there are no agreements or representations between the parties except as expressed herein. Moreover, no subsequent change or modification of this Lease, as amended, shall be binding unless in writing and fully executed by Landlord and Tenant. In the event of a conflict between the terms, conditions, and provisions of this Lease and this Ninth Amendment, the terms, conditions, and provisions of this Ninth Amendment shall control.

      9. MISCELLANEOUS. Any breach or default under any provision of this Ninth Amendment shall be a breach or default under this Lease and any breach or default under this Lease shall be a breach or default under this Ninth Amendment. All capitalized terms not defined herein shall have the meaning set forth in the Lease.

      10. COUNTERPARTS. This Ninth Amendment may be executed in one or more counterparts, each of which shall be deemed an original, and all of which, taken together, shall constitute one and the same instrument. Furthermore, this Ninth Amendment may be executed and delivered by the exchange of electronic facsimile copies of counterparts of the signed documents, which facsimile copies or counterparts shall be binding on the parties and such execution and delivery shall have the same force and effect as any other delivery of a manually signed original of this Ninth Amendment.

      11. EFFECTIVE DATE. This Ninth Amendment shall be effective only when it has been executed in writing by all of the parties hereto, when such Ninth Amendment has been delivered by Landlord and Tenant to each other and on such date when the last signatory necessary to execute this Ninth Amendment shall have executed it.


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IN WITNESS THEREOF, Landlord and Tenant have executed this Ninth Amendment to
Lease as of the Effective Date.

         TENANT:                                                LANDLORD:

         TEGAL CORPORATION,                        JANE C. CROCKER, TRUSTEE AND
         INC., A DELAWARE CORPORATION              NORMAN E. MAC KAY

         By: /s/ Mike Parodi                 By:  /s/  Jane C. Crocker, Trustee
            ---------------------               ---------------------
         Its:  President & CEO             Its: Owner
            ---------------------               ---------------------
         Dated: April 30, 2004           Dated: April 29,  2004
            ---------------------               ---------------------

                                            By:
                                                ---------------------
                                            By: /s/  Norman E. MacKay
                                                ---------------------
                                           Its: Owner
                                                ---------------------
                                         Dated: April 29, 2004
                                                ----------------------

(Crocker, Tegal 9th Amend. to Lease 4/22/04)


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